THE TURKISH INVESTMENT FUND, INC.
A Maryland corporation
AMENDED AND RESTATED BY-LAWS
December 2015


ARTICLE I
	STOCKHOLDERS	4
Section 1.1.  	Place of Meeting	4
Section 1.2.	Annual Meetings	4
Section 1.3.	Special Meetings	4
Section 1.4.	Notice of Meetings of
Stockholders	5
Section 1.5.	Record Dates	5
Section 1.6.	Quorum; Adjournment of
Meetings	6
Section 1.7.	Voting and Inspectors	7
Section 1.8.	Conduct of Stockholders'
Meetings	7
Section 1.9.	Concerning Validity of
Proxies, Ballots, etc.	8
Section 1.10.	Action Without Meeting	8
Section 1.11.	Advance Notice of
Stockholder Nominees for
Director and Other
Stockholder Proposals	8
ARTICLE II
	BOARD OF DIRECTORS	12
Section 2.1.	Function of Directors	12
Section 2.2.	Number of Directors	12
Section 2.3.	Classes of Directors	12
Section 2.4.	Vacancies	13
Section 2.5.	Increase or Decrease in
Number of Directors	13
Section 2.6.	Place of Meeting	13
Section 2.7.	Regular Meetings	14
Section 2.8.	Special Meetings	14
Section 2.9.	Notices	14
Section 2.10.	Quorum	14
Section 2.11.	Executive Committee	15
Section 2.12.	Other Committees	15
Section 2.13.	Telephone Meetings	15
Section 2.14.	Action Without a Meeting	16
Section 2.15.	Compensation of Directors	16
Section 2.16.	Selection and Nomination of
Non-Interested Directors	16

ARTICLE III
	OFFICERS	16
Section 3.1.	Executive Officers	16
Section 3.2.	Term of Office	17
Section 3.3.	Powers and Duties	17
Section 3.4.	Surety Bonds	17
ARTICLE IV
	CAPITAL STOCK	18
Section 4.1.	Certificates for Shares	18
Section 4.2.	Transfer of Shares	18
Section 4.3.	Stock Ledgers	18
Section 4.4.	Transfer Agents and
Registrars	18
Section 4.5.	Lost, Stolen or Destroyed
Certificates	19
ARTICLE V
	CORPORATE SEAL; LOCATION OF OFFICES;
        BOOKS; NET ASSET VALUE	19
Section 5.1.	Corporate Seal	19
Section 5.2.	Location of Offices	19
Section 5.3.	Books and Records	20
Section 5.4.	Annual Statement of Affairs	20
Section 5.5.	Net Asset Value	20
ARTICLE VI
	FISCAL YEAR AND ACCOUNTANT	20
Section 6.1.	Fiscal Year	20
Section 6.2.	Accountant	20
ARTICLE VII
	INDEMNIFICATION AND INSURANCE	21
Section 7.1.	General	21
Section 7.2.	Indemnification of Directors
and Officers	21
Section 7.3.	Insurance	22
ARTICLE VIII
	CUSTODIAN	22
ARTICLE IX
	ACTIONS TO ELIMINATE DISCOUNT	23
ARTICLE X
	AMENDMENT OF BY-LAWS	23


THE TURKISH INVESTMENT FUND, INC.
By-Laws
ARTICLE I

STOCKHOLDERS
            Section 1.1.	Place of Meeting. All
meetings of the stockholders should be held at the
principal office of the Corporation in the State of
Maryland or at such other place within the United
States as may from time to time be designated by
the Board of Directors and stated in the notice of
such meeting.
            Section 1.2.	Annual Meetings.
The annual meeting of the stockholders of the
Corporation shall be held on such day of each
calendar year as may from time to time be
designated by the Board of Directors and stated in
the notice of such meeting, for the purpose of
electing directors for the ensuing year and for the
transaction of such other business as may properly
be brought before the meeting.
            Section 1.3.	Special Meetings.
Special meetings of the stockholders for any
purpose or purposes may be called by the Chairman
of the Board, the President, or a majority of the
Board of Directors. Special meetings of
stockholders shall also be called by the Secretary
upon receipt of the request in writing signed by
stockholders holding not less than 25% of the votes
entitled to be cast thereat. Such request shall state
the purpose or purposes of the proposed meeting
and the matters proposed to be acted on at such
proposed meeting.  The Secretary shall inform such
stockholders of the reasonably estimated costs of
preparing and mailing such notice of meeting and
upon payment to the Corporation of such costs, the
Secretary shall give notice as required in this Article
to all stockholders entitled to notice of such
meeting. No special meeting of stockholders need
be called upon the request of the holders of
common stock entitled to cast less than a majority
of all votes entitled to be cast at such meeting to
consider any matter which is substantially the same
as a matter voted upon at any special meeting of
stockholders held during the preceding twelve
months.
            Section 1.4.	Notice of Meetings of
Stockholders.  Not less than ten days' and not more
than ninety days' written or printed notice of every
meeting of stockholders, stating the time and place
thereof (and the purpose of any special meeting),
shall be given to each stockholder entitled to vote
thereat and to each other stockholder entitled to
notice of the meeting by leaving the same with such
stockholder or at such stockholder's residence or
usual place of business or by mailing it, postage
prepaid, and addressed to such stockholder at such
stockholder's address as it appears upon the books
of the Corporation.  If mailed, notice shall be
deemed to be given when deposited in the mail
addressed to the stockholder as aforesaid.
                        No notice of the time,
place or purpose of any meeting of stockholders
need be given to any stockholder who attends in
person or by proxy or to any stockholder who, in
writing executed and filed with the records of the
meeting, either before or after the holding thereof,
waives such notice.
            Section 1.5.	Record Dates.  The
Board of Directors may fix, in advance, a record
date for the determination of stockholders entitled
to notice of or to vote at any stockholders meeting
or to receive a dividend or be allotted rights or for
the purpose of any other proper determination with
respect to stockholders and only stockholders of
record on such date shall be entitled to notice of and
to vote at such meeting or to receive such dividends
or rights or otherwise, as the case may be; provided,
however, that such record date shall not be prior to
ninety days preceding the date of any such meeting
of stockholders, dividend payment date, date for the
allotment of rights or other such action requiring the
determination of a record date; and further provided
that such record date shall not be prior to the close
of business on the day the record date is fixed, that
the transfer books shall not be closed for a period
longer than 20 days, and that in the case of a
meeting of stockholders, the record date or the
closing of the transfer books shall not be less than
ten days prior to the date fixed for such meeting.
            Section 1.6.	Quorum;
Adjournment of Meetings.  The presence in person
or by proxy of stockholders entitled to cast a
majority of the votes entitled to be cast thereat shall
constitute a quorum at all meetings of the
stockholders except as otherwise provided in the
Articles of Incorporation. If, however, such quorum
shall not be present or represented at any meeting of
the stockholders, the chairman of the meeting, an
officer of the Fund or the holders of a majority of
the stock present in person or by proxy shall have
power to adjourn the meeting from time to time,
without notice other than announcement at the
meeting, until the requisite amount of stock entitled
to vote at such meeting shall be present, to a date
not more than 120 days after the original record
date. At such adjourned meeting at which the
requisite amount of stock entitled to vote thereat
shall be represented, any business may be transacted
which might have been transacted at the meeting as
originally notified. The chairman of the meeting, an
officer of the Fund or the holders of a majority of
the stock present in person or by proxy at any
meeting also shall have the power to adjourn the
meeting from time to time if the vote required to
approve or reject any proposal described in the
original notice of such meeting is not obtained,
without notice other than announcement at the
meeting, until the requisite amount of stock entitled
to vote at such meeting shall be present, to a date
not more than 120 days after the original record
date (with proxies being voted for or against
adjournment consistent with the votes for and
against the proposal for which the required vote has
not been obtained).
                        Any meeting of
stockholders, annual or special, may adjourn from
time to time to reconvene at the same or some other
place, and notice need not be given of any such
adjourned meeting if the time and place thereof are
announced at the meeting at which the adjournment
is taken. At the adjourned meeting the Corporation
may transact any business which might have been
transacted at the original meeting.
            Section 1.7.	Voting and
Inspectors.  At all meetings, stockholders of record
entitled to vote thereat shall have one vote for each
share of common stock standing in his name on the
books of the Corporation (and such stockholders of
record holding fractional shares, if any, shall have
proportionate voting rights) on the date for the
determination of stockholders entitled to vote at
such meeting, either in person or by proxy
appointed by instrument in writing subscribed by
such stockholder or his duly authorized attorney.
                        All elections shall be
had and all questions decided by a majority of the
votes cast at a duly constituted meeting, except as
otherwise provided by statute or by the Articles of
Incorporation or by these By-Laws.
                        At any election of
Directors, the Chairman of the meeting may, and
upon the request of the holders of ten per cent
(10%) of the stock entitled to vote at such election
shall, appoint two inspectors of election who shall
first subscribe an oath or affirmation to execute
faithfully the duties of inspectors at such election
with strict impartiality and according to the best of
their ability, and shall after the election make a
certificate of the result of the vote taken.  No
candidate for the office of Director shall be
appointed such Inspector.
            Section 1.8.	Conduct of
Stockholders' Meetings.  The meetings of the
stockholders shall be presided over by the Chairman
of the Board, or if he is not present, by the
President, or if he is not present, by a Vice-
President, or if none of them is present, by a
Chairman to be elected at the meeting.  The
Secretary of the Corporation, if present, shall act as
a Secretary of such meetings, or if he is not present,
an Assistant Secretary shall so act; if neither the
Secretary nor the Assistant Secretary is present,
then the meeting shall elect its Secretary.
            Section 1.9.	Concerning Validity
of Proxies, Ballots, etc.  At every meeting of the
stockholders, all proxies shall be received and taken
in charge of and all ballots shall be received and
canvassed by the Secretary of the meeting, who
shall decide all questions touching the qualification
of voters, the validity of the proxies and the
acceptance or rejection of votes, unless inspectors
of election shall have been appointed by the
Chairman of the meeting, in which event such
inspectors of election shall decide all such
questions.
            Section 1.10.	Action Without
Meeting. Any action to be taken by stockholders
may be taken without a meeting if (1) all
stockholders entitled to vote on the matter consent
to the action in writing, (2) all stockholders entitled
to notice of the meeting but not entitled to vote at it
sign a written waiver of any right to dissent and
(3) said consents and waivers are filed with the
records of the meetings of stockholders.  Such
consent shall be treated for all purposes as a vote at
the meeting.
            Section 1.11.	Advance Notice of
Stockholder Nominees for Director and Other
Stockholder Proposals.
            (a)	The matters to be considered
and brought before any annual or special meeting of
stockholders of the Corporation shall be limited to
only such matters, including the nomination and
election of directors, as shall be brought properly
before such meeting in compliance with the
procedures set forth in this Section 1.11.
            (b)	For any matter to be properly
before any annual meeting of stockholders, the
matter must be (i) specified in the notice of annual
meeting given by or at the direction of the Board of
Directors, (ii) otherwise brought before the annual
meeting by or at the direction of the Board of
Directors or (iii) brought before the annual meeting
in the manner specified in this Section 1.11(b) by a
stockholder of record or a stockholder (a "Nominee
Holder") that holds voting securities entitled to vote
at meetings of stockholders through a nominee or
"street name" holder of record and can demonstrate
to the Corporation such indirect ownership and such
Nominee Holder's entitlement to vote such
securities. In addition to any other requirements
under applicable law and the Certificate of
Incorporation and By-Laws of the Corporation,
persons nominated by stockholders for election as
directors of the Corporation and any other proposals
by stockholders shall be properly brought before the
meeting only if notice of any such matter to be
presented by a stockholder at such meeting of
stockholders (the "Stockholder Notice") shall be
delivered to the Secretary of the Corporation at the
principal executive office of the Corporation not
less than 60 nor more than 90 days prior to the first
anniversary date of the annual meeting for the
preceding year; provided, however, that, if and only
if the annual meeting is not scheduled to be held
within a period that commences 30 days before such
anniversary date and ends 30 days after such
anniversary date (an annual meeting date outside
such period being referred to herein as an "Other
Annual Meeting Date"), such Stockholder Notice
shall be given in the manner provided herein by the
later of the close of business on (i) the date 60 days
prior to such Other Meeting Date or (ii) the 10th
day following the date such Other Annual Meeting
Date is first publicly announced or disclosed. Any
stockholder desiring to nominate any person or
persons (as the case may be) for election as a
director or directors of the Corporation shall deliver,
as part of such Stockholder Notice: (i) a statement
in writing setting forth (A) the name of the person
or persons to be nominated, (B) the number and
class of all shares of each class of stock of the
Corporation owned of record and beneficially by
each such person, as reported to such stockholder
by such nominee(s), (C) the information regarding
each such person required by paragraph (b) of Item
22 of Rule 14a-101 under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"),
adopted by the Securities and Exchange
Commission (or the corresponding provisions of
any regulation or rule subsequently adopted by the
Securities and Exchange Commission applicable to
the Corporation), (D) whether such stockholder
believes any nominee will be an "interested person"
of the Corporation (as defined in the Investment
Company Act of 1940, as amended) and, if not an
"interested person", information regarding each
nominee that will be sufficient for the Corporation
to make such determination, and (E) the number
and class of all shares of each class of stock of the
Corporation owned of record and beneficially by
such stockholder; (ii) each such person's signed
consent to serve as a director of the Corporation if
elected, such stockholder's name and address; and
(iii) in the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect
ownership of, and entitlement to vote, securities at
the meeting of stockholders. Any stockholder who
gives a Stockholder Notice of any matter proposed
to be brought before the meeting (not involving
nominees for director) shall deliver, as part of such
Stockholder Notice, the text of the proposal to be
presented and a brief written statement of the
reasons why such stockholder favors the proposal
and setting forth such stockholder's name and
address, the number and class of all shares of each
class of stock of the Corporation owned of record
and beneficially by such stockholder, if applicable,
any material interest of such stockholder in the
matter proposed (other than as a stockholder) and,
in the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect
ownership of, and entitlement to vote, securities at
the meeting of stockholders.  As used herein, shares
"beneficially owned" shall mean all shares which
such person is deemed to beneficially own pursuant
to Rules 13d-3 and 13d-5 under the Exchange Act.
                        Notwithstanding
anything in this Section 1.11(b) to the contrary, in
the event that the number of directors to be elected
to the Board of Directors of the Corporation is
increased and either all of the nominees for director
or the size of the increased Board of Directors are
not publicly announced or disclosed by the
Corporation at least 70 days prior to the first
anniversary of the preceding year's annual meeting,
a Stockholder Notice shall also be considered
timely hereunder, but only with respect to nominees
for any new positions created by such increase, if it
shall be delivered to the Secretary of the
Corporation at the principal executive office of the
Corporation not later than the close of business on
the 10th day following the first date all of such
nominees or the size of the increased Board of
Directors shall have been publicly announced or
disclosed.
            (c)	Only such matters shall be
properly brought before a special meeting of
stockholders as shall have been brought before the
meeting pursuant to the Corporation's notice of
meeting. In the event the Corporation calls a special
meeting of stockholders for the purpose of electing
one or more directors to the Board of Directors, any
stockholder may nominate a person or persons (as
the case may be), for election to such position(s) as
specified in the Corporation's notice of meeting, if
the Stockholder Notice required by clause (b) of this
Section 1.11 hereof shall be delivered to the
Secretary of the Corporation at the principal
executive office of the Corporation not later than
the close of business on the 10th day following the
day on which the date of the special meeting and of
the nominees proposed by the Board of Directors to
be elected at such meeting is publicly announced or
disclosed.
            (d)	For purposes of this
Section 1.11, a matter shall be deemed to have been
"publicly announced or disclosed" if such matter is
disclosed in a press release reported by the Dow
Jones News Service, Associated Press or
comparable national news service or in a document
publicly filed by the Corporation with the Securities
and Exchange Commission.
            (e)	In no event shall the
adjournment of an annual meeting, or any
announcement thereof, commence a new period for
the giving of notice as provided in this Section 1.11.
This Section 1.11 shall not apply to stockholder
proposals made pursuant to Rule 14a-8 under the
Exchange Act.
            (f)	The person presiding at any
meeting of stockholders, in addition to making any
other determinations that may be appropriate to the
conduct of the meeting, shall have the power and
duty to determine whether notice of nominees and
other matters proposed to be brought before a
meeting has been duly given in the manner provided
in this Section 1.11 and, if not so given, shall direct
and declare at the meeting that such nominees and
other matters shall not be considered.
ARTICLE II
BOARD OF DIRECTORS
            Section 2.1.	Function of Directors.
The business and affairs of the Corporation shall be
conducted and managed by a Board of Directors.
All powers of the Corporation shall be exercised by
the Board of Directors except as conferred on or
reserved to the stockholders by statute.
            Section 2.2.	Number of Directors.
The Board of Directors shall consist of not less than
three nor more than fourteen Directors, as may be
determined from time to time by vote of a majority
of the Directors then in office. Directors need not be
stockholders.
            Section 2.3.	Classes of Directors.
The Directors shall be divided into three classes,
designated Class I, Class II and Class III. All
classes shall be as nearly equal in number as
possible.  The Directors as initially classified shall
hold office for terms as follows: the Class I
Directors shall hold office until the date of the
annual meeting of stockholders in 1990 or until
their successors shall be elected and qualified; the
Class II Directors shall hold office until the date of
the annual meeting of stockholders in 1991 or until
their successors shall be elected and qualified; and
the Class III Directors shall hold office until the
date of the annual meeting of stockholders in 1992
or until their successors shall be elected and
qualified. Upon expiration of the term of office of
each class as set forth above, the Directors in each
such class shall be elected for a term of three years
to succeed the Directors whose terms of office
expire. Each Director shall hold office until the
expiration of his or her term and until his or her
successor shall have been elected and qualified, or
until his or her death, or until he or she shall have
resigned, or until he or she shall have been removed
as provided by statute or the Articles of
Incorporation.
            Section 2.4.	Vacancies. In case of
any vacancy in the Board of Directors through
death, resignation or other cause, other than an
increase in the number of Directors, subject to the
provisions of law, a majority of the remaining
Directors, although a majority is less than a quorum,
by an affirmative vote, may elect a successor to
hold office until the next annual meeting of
stockholders or until his successor is chosen and
qualified.
            Section 2.5.	Increase or Decrease
in Number of Directors.  The Board of Directors, by
the vote of a majority of the entire Board, may
increase the number of Directors and may elect
Directors to fill the vacancies created by any such
increase in the number of Directors until the next
annual meeting of stockholders or until their
successors are duly chosen and qualified.  The
Board of Directors, by the vote of a majority of the
entire Board, may likewise decrease the number of
Directors to a number not less than three.
            Section 2.6.	Place of Meeting.
The Directors may hold their meetings within or
outside the State of Maryland, at any office or
offices of the Corporation or at any other place as
they may from time to time determine.
            Section 2.7.	Regular Meetings.
Regular meetings of the Board of Directors shall be
held at such time and on such notice as the
Directors may from time to time determine.
                       The annual meeting of
the Board of Directors shall be held as soon as
practicable after the annual meeting of the
stockholders for the election of Directors.
            Section 2.8.	Special Meetings.
Special meetings of the Board of Directors may be
held from time to time upon call of the Chairman of
the Board, the President, the Secretary or two or
more of the Directors, by oral or telegraphic or
written notice duly served on or sent or mailed to
each Director not less than one day before such
meeting.
            Section 2.9.	Notices.  Unless
required by statute or otherwise determined by
resolution of the Board of Directors in accordance
with these By-Laws, notices to Directors need not
be in writing and need not state the business to be
transacted at or the purpose of any meeting, and no
notice need be given to any Director who is present
in person or to any Director who, in writing
executed and filed with the records of the meeting
either before or after the holding thereof, waives
such notice. Waivers of notice need not state the
purpose or purposes of such meeting.
            Section 2.10.	Quorum.  One-third
of the Directors then in office shall constitute a
quorum for the transaction of business, provided
that a quorum shall in no case be less than two
Directors. If at any meeting of the Board there shall
be less than a quorum present, a majority of those
present may adjourn the meeting from time to time
until a quorum shall have been obtained.  The act of
the majority of the Directors present at any meeting
at which there is a quorum shall be the act of the
Directors, except as may be otherwise specifically
provided by statute or by the Articles of
Incorporation or by these By-Laws.
            Section 2.11.	Executive Committee.
The Board of Directors may appoint from the
Directors an Executive Committee to consist of
such number of Directors (not less than two) as the
Board may from time to time determine.  The
Chairman of the Committee shall be elected by the
Board of Directors.  The Board of Directors shall
have power at any time to change the members of
such Committee and may fill vacancies in the
Committee by election from the Directors.  When
the Board of Directors is not in session, to the
extent permitted by law the Executive Committee
shall have and may exercise any or all of the powers
of the Board of Directors in the management and
conduct of the business and affairs of the
Corporation.  The Executive Committee may fix its
own rules of procedure, and may meet when and as
provided by such rules or by resolution of the Board
of Directors, but in every case the presence of a
majority shall be necessary to constitute a quorum.
During the absence of a member of the Executive
Committee, the remaining members may appoint a
member of the Board of Directors to act in his
place.
            Section 2.12.	Other Committees.
The Board of Directors may appoint from the
Directors other committees which shall in each case
consist of such number of Directors (not less than
two) and shall have and may exercise such powers
as the Board may determine in the resolution
appointing them.  A majority of all the members of
any such committee may determine its action and
fix the time and place of its meetings, unless the
Board of Directors shall otherwise provide.  The
Board of Directors shall have power at any time to
change the members and powers of any such
committee, to fill vacancies and to discharge any
such committee.
            Section 2.13.	Telephone Meetings.
Members of the Board of Directors or a committee
of the Board of Directors may participate in a
meeting by means of a conference telephone or
similar communications equipment if all persons
participating in the meeting can hear each other at
the same time. Participation in a meeting by these
means, subject to the provisions of the Investment
Company Act, constitutes presence in person at the
meeting.
            Section 2.14.	Action Without a
Meeting. Any action required or permitted to be
taken at any meeting of the Board of Directors or
any committee thereof may be taken without a
meeting, if a written consent to such action is signed
by all members of the Board or of such committee,
as the case may be, and such written consent is filed
with the minutes of the proceedings of the Board or
such committee.
            Section 2.15.	Compensation of
Directors. No Director shall receive any stated
salary or fees from the Corporation for his services
as such if such Director is, otherwise than by reason
of being such Director, an interested person (as such
term is defined by the Investment Company Act of
1940, as amended) of the Corporation or of its
investment manager or principal underwriter.
Except as provided in the preceding sentence,
Directors shall be entitled to receive such
compensation from the Corporation for their
services as may from time to time be voted by the
Board of Directors.
            Section 2.16.	Selection and
Nomination of Non-Interested Directors.  Subject to
approval by a majority of the directors of the
Corporation, the directors of the Corporation who
are not interested persons of the Corporation (as that
term is defined in the Investment Company Act of
1940, as amended) shall select and nominate the
directors of the Corporation who are not interested
persons of the Corporation.
ARTICLE III
OFFICERS
            Section 3.1.	Executive Officers.
The executive officers of the Corporation shall be
chosen by the Board of Directors. These may
include a Chairman of the Board of Directors (who
shall be a Director) and shall include a President, a
Secretary and a Treasurer.  The Board of Directors
or the Executive Committee may also in its
discretion appoint one or more Vice-Presidents,
Assistant Secretaries, Assistant Treasurers and other
officers, agents and employees, who shall have such
authority and perform such duties as the Board or
the Executive Committee may determine.  The
Board of Directors may fill any vacancy which may
occur in any office. Any two offices, except those
of President and Vice-President, may be held by the
same person, but no officer shall execute,
acknowledge or verify any instrument in more than
one capacity, if such instrument is required by law
or these By-Laws to be executed, acknowledged or
verified by two or more officers.
            Section 3.2.	Term of Office.  The
term of office of all officers shall be one year and
until their respective successors are chosen and
qualified. Any officer may be removed from office
at any time with or without cause by the vote of a
majority of the whole Board of Directors.  Any
officer may resign his office at any time by
delivering a written resignation to the Corporation
and, unless otherwise specified therein, such
resignation shall take effect upon delivery.
            Section 3.3.	Powers and Duties.
The officers of the Corporation shall have such
powers and duties as shall be stated in a resolution
of the Board of Directors, or the Executive
Committee and, to the extent not so stated, as
generally pertain to their respective offices, subject
to the control of the Board of Directors and the
Executive Committee.
            Section 3.4.	Surety Bonds.  The
Board of Directors may require any officer or agent
of the Corporation to execute a bond (including,
without limitation, any bond required by the
Investment Company Act of 1940, as amended, and
the rules and regulations of the Securities and
Exchange Commission) to the Corporation in such
sum and with such surety or sureties as the Board of
Directors may determine, conditioned upon the
faithful performance of his duties to the
Corporation, including responsibility for negligence
and for the accounting of any of the Corporation's
property, fund or securities that may come into his
hands.
ARTICLE IV
CAPITAL STOCK
            Section 4.1.	Certificates for
Shares.  The Corporation may, at its option,
determine not to issue a certificate or certificates to
evidence shares owned of record by any
stockholder.
            Section 4.2.	Transfer of Shares.
Shares of the Corporation shall be transferable on
the books of the Corporation by the holder thereof
in person or by his duly authorized attorney or legal
representative, upon surrender and cancellation of
certificates, if any, for the same number of shares,
duly endorsed or accompanied by proper
instruments of assignment and transfer, with such
proof of the authenticity of the signature as the
Corporation or its agents may reasonably require; in
the case of shares not represented by certificates,
the same or similar requirements may be imposed
by the Board of Directors.
            Section 4.3.	Stock Ledgers.  The
stock ledgers of the Corporation, containing the
names and addresses of the stockholders and the
number of shares held by them respectively, shall
be kept at the principal offices of the Corporation
or, if the Corporation employs a Transfer Agent, at
the offices of the Transfer Agent of the Corporation.
            Section 4.4.	Transfer Agents and
Registrars.  The Board of Directors may from time
to time appoint or remove transfer agents and/or
registrars of transfers of shares of stock of the
Corporation, and it may appoint the same person as
both transfer agent and registrar. Upon any such
appointment being made all certificates representing
shares of capital stock thereafter issued shall be
countersigned by one of such transfer agents or by
one of such registrars of transfers or by both and
shall not be valid unless so countersigned. If the
same person shall be both transfer agent and
registrar, only on countersignature by such person
shall be required.
            Section 4.5.	Lost, Stolen or
Destroyed Certificates. The Board of Directors or the Executive Committee or any officer or agent authorized by the Board of Directors or Executive
Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE V

CORPORATE SEAL; LOCATION OF
OFFICES; BOOKS; NET ASSET VALUE
            Section 5.1.	Corporate Seal.  The
Board of Directors may provide for a suitable
corporate seal, in such form and bearing such
inscriptions as it may determine. Any officer or
director shall have the authority to affix the
corporate seal. If the corporation is required to place
its corporate seal to a document, it shall be
sufficient to place the word "(seal)" adjacent to the
signature of the authorized officer of the
Corporation signing the document.
            Section 5.2.	Location of Offices.
The Corporation shall have a principal office in the
State of Maryland.  The Corporation may, in
addition, establish and maintain such other offices
as the Board of Directors or any officer may, from
time to time, determine.
            Section 5.3.	Books and Records.
The books and records of the Corporation shall be
kept at the places, within or without the State of
Maryland, as the directors or any officer may
determine; provided, however, that the original or a
certified copy of the by-laws, including any
amendments to them, shall be kept at the
Corporation's principal executive office.
            Section 5.4.	Annual Statement of
Affairs.  The President or any other executive
officer of the Corporation shall prepare annually a
full and correct statement of the affairs of the
Corporation, to include a balance sheet and a
financial statement of operations for the preceding
fiscal year.  The statement of affairs should be
submitted at the annual meeting of stockholders
and, within 20 days of the meeting, placed on file at
the Corporation's principal office.
            Section 5.5.	Net Asset Value.  The
value of the Corporation's net assets shall be
determined at such times and by such method as
shall be established from time to time by the Board
of Directors.
ARTICLE VI
FISCAL YEAR AND ACCOUNTANT
            Section 6.1.	Fiscal Year.  The
fiscal year of the Corporation, unless otherwise
fixed by resolution of the Board of Directors, shall
begin on the first day of November and shall end on
the last day of October in each year.
            Section 6.2.	Accountant.  The
Corporation shall employ an independent public
accountant or a firm of independent public
accountants as its Accountants to examine the
accounts of the Corporation and to sign and certify
financial statements filed by the Corporation.  The
employment of the Accountant shall be conditioned
upon the right of the Corporation to terminate the
employment forthwith without any penalty by vote
of a majority of the outstanding voting securities at
any stockholders' meeting called for that purpose.
ARTICLE VII
INDEMNIFICATION AND INSURANCE
            Section 7.1.	General.  The
Corporation shall indemnify directors, officers,
employees and agents of the Corporation against
judgments, fines, settlements and expenses to the
fullest extent authorized and in the manner
permitted, by applicable federal and state law.
            Section 7.2.	Indemnification of
Directors and Officers.  The Corporation shall
indemnify to the fullest extent permitted by law
(including the Investment Company Act of 1940) as
currently in effect or as the same may hereafter be
amended, any person made or threatened to be
made a party to any action, suit or proceeding,
whether criminal, civil, administrative or
investigative, by reason of the fact that such person
or such person's testator or intestate is or was a
director or officer of the Corporation or serves or
served at the request of the Corporation any other
enterprise as a director or officer. To the fullest
extent permitted by law (including the Investment
Company Act of 1940) as currently in effect or as
the same may hereafter be amended, expenses
incurred by any such person in defending any such
action, suit or proceeding shall be paid or
reimbursed by the Corporation promptly upon
receipt by it of an undertaking of such person to
repay such expenses if it shall ultimately be
determined that such person is not entitled to be
indemnified by the Corporation.  The rights
provided to any person by this Article VII shall be
enforceable against the Corporation by such person
who shall be presumed to have relied upon it in
serving or continuing to serve as a director or
officer as provided above. No amendment of this
Article VII shall impair the rights of any person
arising at any time with respect to events occurring
prior to such amendment. For purposes of this
Article VII, the term "Corporation" shall include
any predecessor of the Corporation and any
constituent corporation (including any constituent
of a constituent) absorbed by the Corporation in a
consolidation or merger; the term "other
enterprises" shall include any corporation,
partnership, joint venture, trust or employee benefit
plan; service "at the request of the Corporation"
shall include service as a director or officer of the
Corporation which imposes duties on, or involves
services by, such director or officer with respect to
an employee benefit plan, its participants or
beneficiaries; any excise taxes assessed on a person
with respect to an employee benefit plan shall be
deemed to be indemnifiable expenses; and action by
a person with respect to any employee benefit plan
which such person reasonably believes to be in the
interest of the participants and beneficiaries of such
plan shall be deemed to be action not opposed to the
best interests of the Corporation.
            Section 7.3.	Insurance. Subject to
the provisions of the Investment Company Act of 1940, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.
ARTICLE VIII
CUSTODIAN
            The Corporation shall have as
custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.
ARTICLE IX
ACTIONS TO ELIMINATE DISCOUNT
            If for a fiscal quarter during or after
the fifth year following the initial public offering of shares of the Fund, the average discount from net asset value at which shares of the Fund's Common
Stock trade is substantial, as determined by the Board of Directors, the Board of Directors shall consider, at its next regularly scheduled quarterly meeting, taking various actions designed to eliminate the discount, including, but not limited to, periodic repurchases of shares or amendments to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company.
ARTICLE X
AMENDMENT OF BY-LAWS
            The By-Laws of the Corporation
may be altered, amended, added to or repealed only by majority vote of the entire Board of Directors.
17446328.3.BUSINESS


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